UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts		02458
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On February 22, 2011, Clinical Data, Inc., a Delaware corporation (“Clinical Data”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forest Laboratories, Inc. (“Forest”) and its wholly owned subsidiary FL Holding CV, an entity organized under the laws of the Netherlands (“Parent”), and Magnolia Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Purchaser will commence a cash tender offer (the “Offer”) to acquire (a) all of the issued and outstanding shares (the “Shares”) of common stock of Clinical Data, par value $0.01 per share (“Common Stock”), at a price of (i) $30.00 per Share in cash without interest (the “Cash Portion”) and (ii) a contractual right, pursuant to a Contingent Value Right Agreement (the “CVR Agreement”) that provides each stockholder the right to receive one or more contingent payments upon the achievement of certain milestones as set forth in the CVR Agreement (the “CVR Portion” and, together with the Cash Portion, the “Offer Price”), (b) all of the outstanding warrants to purchase Common Stock of Clinical Data with an exercise price below $36.00 (the “In-the-Money Warrants”) where each holder of an In-the-Money Warrant will receive the merger consideration set forth in the Merger Agreement, and (c) all outstanding notes issued by Clinical Data on February 25, 2009 in the aggregate principal amount of $50,000,000 convertible into shares of Common Stock (the “Company Notes”) where each holder of a Company Note will receive the merger consideration set forth in the Merger Agreement. Following the completion of the tender offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, if required, receipt of approval by Clinical Data’s stockholders, Purchaser will merge with and into Clinical Data, with Clinical Data surviving as a whole-owned subsidiary of Parent (the “Merger”). The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed through a one-step Merger if the stockholders of Clinical Data have adopted the Merger Agreement at a meeting of stockholders (the “One-Step Merger” ). At the effective time of the Merger or One-Step Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than shares held by stockholders of Clinical Data who have perfected their statutory rights of appraisal under Delaware law) will be converted into the right to receive an amount equal to the Offer Price and the In-the-Money Warrants and Company Notes not purchased pursuant to the offer will be cancelled and converted into the right to receive the consideration that would have been paid in the offer. The Merger Agreement provides that Purchaser will commence the Offer and, at the same time, Clinical Data will file a preliminary proxy statement for a special meeting of stockholders to approve the adoption of the Merger Agreement and a One-Step Merger. The transaction will be consummated either through the Offer followed by a Merger or directly through a One-Step Merger depending on which transaction can be consummated first.
     In addition, all outstanding options (whether or not vested) to purchase Shares (the “Options”) with an exercise price that is less than $36.00 will be cancelled at the Effective Time and will be converted automatically into the right to receive (a) an amount in cash, without interest, equal to the product of (i) the amount, if any, by which (x) the Cash Portion exceeds (y) the per share exercise price of such Option, multiplied by (ii) the number of Shares subject to such Option as of immediately prior to the Effective Time plus (b) the right to receive the CVR Portion with respect to the total number of Shares issuable upon exercise of such Option as of immediately prior to the Effective Time. Each DSU outstanding (whether or not vested) shall be canceled and shall be converted automatically into the right to receive an amount of cash, without interest, equal to the number of Shares issuable upon conversion of such DSU multiplied by the Cash Portion plus the CVR Portion with respect to the total number of Shares issuable upon conversion of such DSU.
     Purchaser’s obligation to accept for payment and pay for the Shares, In-the-Money Warrants and Company Notes tendered in the Offer is subject to certain conditions, including, among other things, (i) that there shall have been tendered and not validly withdrawn Shares, In-the-Money Warrants and Company Notes, that, considered together with all other Shares (if any) beneficially owned by Parent and its affiliates (with Company Notes and In-the-Money Warrants calculated on an as-converted to Common Stock basis) plus the number of all Shares issued or issuable pursuant to the Purchaser’s Top-Up Option (as defined below), represent one more than 90% of the sum of (x) the total number of Company Shares outstanding at the time of the expiration of the Offer (calculated on a fully diluted basis) plus (y) the number of all Company Shares issued or issuable pursuant to the Top-Up Option (the “Minimum Condition”), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) that the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.
     Pursuant to the Merger Agreement, Clinical Data granted to Parent and Purchaser an irrevocable option (the “Top-Up Option”) to purchase from Clinical Data, at a price per Share equal to the Offer Price, the number of newly-issued Shares equal to up to the lesser of (i) the number of Shares which, when added to the number of Shares owned by

Parent and Purchaser at such time, constitutes at least one Share more than 90% of the number of Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option on a fully diluted basis or (ii) the aggregate number of Shares that Clinical Data is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option; provided, however, that the Top-Up Option will not be exercisable unless (a) immediately after such exercise and the issuance of Shares, Purchaser and Parent would hold one Share more than 90% of the then outstanding Shares and (b) the Minimum Condition has been satisfied.
     If immediately following the successful consummation of the Offer, Purchaser and Parent hold at least 90% of the then-outstanding Shares in the Offer, the Merger will be consummated pursuant to the short-form merger procedures under the Delaware General Corporation Law without a vote or any further action by the holders of Shares.
     The Merger Agreement includes customary representations and warranties and covenants of the parties. Until the earlier of the termination of the Merger Agreement and the Effective Time, Clinical Data has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Clinical Data has also agreed not to solicit or initiate discussions with any third party regarding other proposals to acquire Clinical Data. The Merger Agreement also includes customary termination provisions for both Clinical Data and Purchaser and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Clinical Data will be required to pay to Parent a termination fee of $45,000,000. In addition, in the event that the Merger Agreement is terminated under specified circumstances during the pendency of a publicly disclosed third party proposal to acquire Clinical Data, Clinical Data is required to reimburse Parent for Parent’s fees and expenses incurred in connection with the Merger Agreement, the Offer and the Merger up to an aggregate amount of $7,500,000, and, if Clinical Data enters into an agreement for a third party to acquire Clinical Data within 12 months of such termination, to pay to Parent the balance of the $45,000,000 termination fee less any such reimbursed expenses.
Tender and Support Agreement
     Concurrently with the execution and delivery of the Merger Agreement, the executive officers and directors of Clinical Data entered into a Securityholder Tender and Support Agreement (the “Support Agreement”) with Parent and Purchaser, pursuant to which each executive officer, director and certain affiliated entities agreed, among other things, to tender his, her or its Shares, In-the-Money Warrants and Company Notes (collectively, the “Subject Securities”) pursuant to the Offer and, if necessary, vote his or her or its Subject Securities in favor of the adoption of the Merger Agreement and the approval of the Merger. As of February 22, 2011, the executive officers, directors and certain affiliated entities that entered into the Support Agreement beneficially owned 24,038,056 shares of Clinical Data Common Stock calculated on an as-converted and fully diluted basis (including for this purpose all options to purchase shares of Clinical Data Common Stock, whether vested or unvested), which represents approximately 52.37 percent of all shares of Clinical Data’s Common Stock as of February 17, 2011 calculated on the same fully diluted basis. The Support Agreement terminates in the event the Merger Agreement is terminated.
Contingent Value Right Agreement
     At the closing of the Merger, Forest, Parent and a trustee mutually acceptable to Parent and Clinical Data will enter into a CVR Agreement governing the terms of the contingent value rights to be paid to Clinical Data's stockholders (the “ CVRs”). Each holder shall be entitled to one CVR for each Share outstanding or underlying each of the In-the-Money Warrants, Company Notes, DSUs and Option (a) that the Purchaser accepts for payment from such holder pursuant to the Offer or (b) is owned by or has been issued to such holder as of immediately prior to the Effective Time and is converted into the right to receive merger consideration pursuant to the Merger Agreement. The CVRs are not transferable, will not be certificated or evidenced by any instrument and will not be registered or listed for trading.
     A holder of a CVR will be entitled to receive the following cash payments, conditioned upon the achievement of certain milestones as follows:
•	Product Sales Milestone #1. Parent will be obligated to pay $1.00 per CVR if, on or before the fifth anniversary of the Reference Date, the aggregate Product sales in the United States during any Milestone Measuring Period equals or exceeds a total of eight hundred million dollars ($800,000,000);

•	Product Sales Milestone #2. Parent will be obligated to pay $2.00 per CVR if, on or before the sixth anniversary of the Reference Date, the aggregate Product sales in the United States during any Milestone Measuring Period equals or exceeds a total of one billion one hundred million dollars ($1,100,000,000); and

•	Product Sales Milestone #3. Parent will be obligated to pay $3.00 per CVR if, on or before the seventh anniversary of the Reference Date, the aggregate Product sales in the United States during any Milestone Measuring Period equals or exceeds a total of one billion five hundred million dollars ($1,500,000,000).
     With respect to a CVR issued in connection with an Option having an exercise price greater than $30 per share Purchaser shall be entitled to deduct from the milestone payments to the applicable Holder in respect of such CVR, the amount by which the exercise price per share of Common Stock under such Option exceeded $30.
     The term “Product” means the product currently named and to be marketed as Viibryd and any product containing vilazodone hydrochloride, in each case regardless of delivery system or dosage form. The term “Milestone Measuring Period” means any four consecutive calendar quarters ending and measured as of March 31, June 30, September 30 and December 31 during the period in which a Product Sales Milestone can be attained. The term “Reference Date” means either the first day or last day of the calendar quarter in with Effective Time occurs depending on the date in which the Effective Time occurs as more fully described in the CVR Agreement, with a later date if the commercial launch of the Product occurs after the six month anniversary of the Effective Time as a result of certain delays deemed Unexcused Delays (as defined in the CVR Agreement).
Additional Information
     The foregoing descriptions of the Merger Agreement, the Support Agreement and CVR Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, the form of Support Agreement, which is attached as Exhibit 2.2 to this report and incorporated herein by reference and the form of CVR Agreement, which is attached as Exhibit 2.3 to this report and incorporated herein by reference.
     The Merger Agreement and the Support Agreement, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement. They are not intended to provide any other factual information about Clinical Data. The representations, warranties and covenants contained in each agreement were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in each agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors are not third-party beneficiaries under the Merger Agreement or the Support Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
Notice to Investors
     The Offer for outstanding shares of Common Stock referred to herein has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Common Stock will be made pursuant to an offer to purchase and related materials that Parent and Purchaser intends to file with the Securities and Exchange Commission. At the time the Offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter Clinical Data will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of

Clinical Data when available. In addition, all of these materials (and all other materials filed by Clinical Data with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Clinical Data will be available free of charge on the portion of Clinical Data’s website titled “Investors” at www.clda.com and by contacting Clinical Data Investor Relations at ir@clda.com or by telephone at (617) 467-6673. Documents filed with the Securities and Exchange Commission by Forest will be available free of charge on the portion of Forest’s website titled “Investors” at www.frx.com and by contacting Forest’s Investor Relations at Frank.Murdolo@frx.com or by telephone at (212) 224-6714. INVESTORS AND SECURITY HOLDERS OF CLINICAL DATA ARE URGED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9 AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY INVESTMENT DECISION WITH RESPECT TO THE TENDER OFFER.
          In connection with the potential One-Step Merger, Clinical Data would file a proxy statement with the Securities and Exchange Commission. Additionally, Clinical Data would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of Clinical Data by Parent and Purchaser pursuant to the terms of the Merger Agreement. The materials to be filed by Clinical Data with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from Clinical Data on the portion of Clinical Data’s website titled “Investors” at www.clda.com and by contacting Clinical Data Investor Relations at ir@clda.com or by telephone at (617) 467-6673. INVESTORS AND SECURITY HOLDERS OF CLINICAL DATA ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ONE STEP MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ONE STEP MERGER AND THE PARTIES TO THE ONE STEP MERGER.
          Clinical Data and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of Clinical Data stockholders in connection with the One Step Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Clinical Data’s executive officers and directors in the solicitation by reading Clinical Data’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended March 31, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the One Step Merger when and if they become available. Information concerning the interests of Clinical Data’s participants in the solicitation, which may be, in some cases, different than those of Clinical Data’s stockholders generally, will be set forth in the proxy statement relating to the One Step Merger when it becomes available. Additional information regarding Clinical Data directors and executive officers is also included in Clinical Data’s proxy statement for its 2010 annual meeting of stockholders.
Safe Harbor for Forward-Looking Statements
          Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to our announced transaction with Parent. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of Clinical Data stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by Clinical Data, as well as the tender offer documents to be filed by Parent and Purchaser and the solicitation/recommendation statement to be filed by Clinical Data. Although Clinical Data believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Clinical Data nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Clinical Data does not undertake any obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2010, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, and Current Reports on Form 8-K filed from time to time by Clinical Data.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, dated February 22, 2011, by and among Clinical Data, Inc., FL Holding CV, Magnolia Acquisition Corp. and Forest Laboratories, Inc.*

2.2	Securityholder Tender and Support Agreement, dated February 22, 2011, by and among FL Holding CV, Magnolia Acquisition Corp and certain securityholders of Clinical Data, Inc.

2.3	Form of Contingent Value Rights Agreement

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Clinical Data agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.

By:	/s/ Caesar J. Belbel Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
DATE: February 25, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 22, 2011, by and among Clinical Data, Inc., FL Holding CV, Magnolia Acquisition Corp. and Forest Laboratories, Inc.*

2.2	Securityholder Tender and Support Agreement, dated February 22, 2011, by and among FL Holding CV, Magnolia Acquisition Corp and certain securityholders of Clinical Data, Inc.

2.3	Form of Contingent Value Rights Agreement

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Clinical Data agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.